EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8  (Nos. 333-72192, 333-58510, 333-55828, 333-54886, 333-48582, 333-46252 and 333-84545) and on Form S-3 (Nos. 333-72746, 333-61410, and 333-80419) of Homestore.com, Inc. of our reports dated April 1, 2002, relating to the financial statements and financial statement schedule of Homestore.com, Inc. which appear in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Century City, California
April 1, 2002